Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Caleres, Inc. of our reports dated April 1, 2025, with respect to the consolidated financial statements and schedule of Caleres, Inc. and the effectiveness of internal control over financial reporting of Caleres, Inc. included in this Annual Report (Form 10-K) of Caleres, Inc. for the year ended February 1, 2025.

Form Number	Registration Statement Number	Description

Form S-8	333-65900	Caleres, Inc. 401(k) Savings Plan

Form S-8	333-89014	Caleres, Inc. Incentive and Stock Compensation Plan of 2002

Form S-8	333-134496	Caleres, Inc. Incentive and Stock Compensation Plan of 2002

Form S-8	333-147989	Caleres, Inc. Deferred Compensation Plan

Form S-8	333-151122	Caleres, Inc. Incentive and Stock Compensation Plan of 2002

Form S-8	333-174526	Caleres, Inc. Incentive and Stock Compensation Plan of 2011
Form S-8	333-208908	Caleres, Inc. Deferred Compensation Plan
Form S-8	333-218832	Caleres, Inc. Incentive and Stock Compensation Plan of 2017
Form S-8	333-257165	Caleres, Inc. Deferred Compensation Plan

Form S-8	333-265234	Caleres, Inc. Incentive and Stock Compensation Plan of 2022

/s/ Ernst & Young LLP

St. Louis, Missouri

April 1, 2025